Contact: Frances G. Rathke, CFO

Tel: (802) 244-5621, x.1300

Green Mountain Coffee Roasters, Inc. Reports Fiscal 2007
Third Quarter Results

- Success of Keurig single-cup brewing system and K-Cups
drives strong sales and earnings growth -

WATERBURY, VT (August 2, 2007) -- Green Mountain Coffee Roasters, Inc., (NASDAQ: GMCR) today announced its fiscal third quarter results for the thirteen weeks ended June 30, 2007, reporting strong sales and earnings growth.

Earnings per share and shares outstanding for this press release now reflect the three-for-one stock split completed on July 30, 2007.

The Company changed its quarterly calendar in fiscal 2007 to report four thirteen-week quarters ending on the last Saturday in September (which is the same year-end as in prior years). The prior quarterly calendar was 16 weeks for the first quarter, and twelve weeks for the second, third and fourth quarters except in the years with the additional 53rd week.

Throughout this press release, fiscal quarter 2007 financial results are compared both to reported 2006 financial results and to 2006 financial results adjusted to present the results of the comparable thirteen-week period. The adjusted 2006 financial results are used for comparative purposes and are referred to as the "as-adjusted prior period." A reconciliation of the fiscal third quarter 2006 and year-to-date 2006 consolidated statement of operations as reported for the twelve weeks and forty weeks ended July 1, 2006 and the as-adjusted, and thus comparable, fiscal third quarter 2006 and year-to-date 2006 presented on a thirteen weeks and thirty-nine weeks basis which would have ended on June 24, 2006, is provided in the Company's financial tables accompanying this press release and will be provided as a footnote in the Company's quarterly report on Form 10-Q. In addition, a reconciliation of all GAAP to non-GAAP financial measures is provided in the Company's financial tables accompanying this press release.

Net sales for the third quarter of fiscal 2007 totaled $82.4 million as compared to $47.8 million reported in the third quarter of fiscal 2006. Net sales for the third quarter of fiscal 2007 increased 62.6% over net sales for the as-adjusted prior period, which totaled $50.7 million. Included in Green Mountain Coffee Roasters, Inc.'s net sales of the fiscal third quarter of 2007 is approximately $22.2 million of Keurig, Incorporated's (Keurig) net sales, after elimination of inter-company sales. Included in the Company's reported fiscal third quarter 2006 net sales was approximately $1.9 million of Keurig net sales, after elimination of inter-company sales, for the two weeks following the close of the acquisition on June 15, 2006.

Net income for the fiscal third quarter of 2007 was $3.7 million or $0.15 per diluted share, compared to the reported fiscal third quarter of 2006 net income of $2.0 million or $0.08 per diluted share. Net income increased by 61% over the as-adjusted prior period, which was $2.3 million, or $0.10 per diluted share. Excluding the impact of the non-cash items described below, non-GAAP net income grew approximately 55% in the fiscal third quarter totaling $5.2 million, or $0.21 per share, compared to non-GAAP net income of $3.3 million or $0.14 per share, for the as-adjusted prior period. The non-cash items were: 1.) Pre-tax non-cash stock-based compensation charges of $1,189,000 or approximately $0.03 per diluted share in the fiscal third quarter of 2007 as compared to $601,000 or approximately $0.01 per diluted share in the as-adjusted prior period; 2.) As part of the purchase price accounting for the acquisition of Keurig, the fiscal third quarter 2007 results include pre-tax non-cash amortization expense related to the identifiable intangibles of approximately $1.2 million or $0.03 per diluted share; and 3.) The Company's net income in the fiscal third quarter of 2006 includes recognition of an after-tax non-cash loss of $629,000 or $0.03 per share as a result of its equity investment in Keurig.

Lawrence J. Blanford, President and CEO, said, "I am pleased with our strong sales and earnings growth this past quarter. Our previous acquisition of Keurig contributed significantly to our growth in earnings and margin improvement."

Blanford added, "My first few months as President and CEO of Green Mountain have been most enjoyable and stimulating. Throughout the organization I am working with an amazing group of people who are committed to the Company's success. We have so much to leverage, including our incredible coffee and relationships with the farmers who grow that coffee, and the market opportunities presented by the patented Keurig system and its synergies with our core business. These advantages, combined with the passion of this organization, give me great confidence in our future. Looking forward, we are focused on continuing to deliver strong sales and earnings growth for long-term sustainability and shareholder value."

Fiscal 2007 Third Quarter Financial Review

Green Mountain Coffee Segment Net Sales Highlights:

  Net sales for the third quarter of fiscal 2007 were $60.3 million as compared to $45.9 million reported in the third quarter of fiscal 2006. Net sales for the third quarter of fiscal 2007 increased 21.2% over net sales of $49.7 million during the as-adjusted prior period. Dollar sales growth was strongest in the channels that benefit from the Keurig single brew system including office coffee service (OCS), consumer direct, and reseller channels. Green Mountain Coffee K-Cup® shipments of coffee, tea and hot cocoa increased 42% over the as-adjusted prior period. Coffee pounds shipped by channel is as follows:
  The consumer direct channel continued its strong growth, up 42% in coffee pounds shipped. The majority of this growth was related to the sales of K-Cups® to consumers for use with Keurig® Single-Cup Brewers.
  The resellers channel increased 147% in coffee pounds shipped. This channel includes Green Mountain Coffee K-Cup sales to Keurig for its developing business in retail department stores and on Keurig.com.
  The 18% increase in coffee pounds shipped in the OCS channel continues to demonstrate the appeal and success of the Keurig single-cup brewing system.
  The food service channel increased 15% in coffee pounds shipped with the majority of this increase driven by sales to McDonald's restaurants in New England and Albany, New York, as well as to other existing customers.
  The supermarket channel coffee pounds shipped increased 6% with increased coffee pounds growth from both existing customers and new customers.
  The convenience store channel coffee pounds shipped increased 3% primarily related to fluctuations in quarterly inventory replenishment to McLane Company, the distributor to Exxon Mobil Corporation convenience stores.
  The Company experienced a 15% gain in shipments of certified Fair Trade and organic coffees, including co-branded Newman's Own® Organics coffees. Certified Fair Trade and organic coffees represented 28% of total Company volume.

Keurig Segment Net Sales Highlights:

  Prior to the elimination of inter-company sales, net sales of Keurig included in the Company's third quarter of fiscal 2007 were $30.4 million. Included in the Company's reported fiscal third quarter 2006 net sales was approximately $1.9 million of Keurig net sales after the closing of the acquisition on June 15, 2006. Keurig's net sales for the thirteen weeks ended June 30, 2007 increased 91% over the same prior year period when Keurig's financial results were not fully consolidated into the Company's financial results. This increase in sales was primarily due to higher brewer and K-Cup sales and royalty income from the sales of K-Cups. Further detail on shipments of Keurig brewers and K-Cups is provided in the chart accompanying this press release.
  As part of the consolidation, $5.7 million of inter-company Keurig sales and $2.5 million of inter-company Green Mountain Coffee Roasters segment sales were eliminated.

Consolidated Financial Results:

  The Company's operating income was $7.4 million in the third quarter of fiscal 2007, as compared to $4.6 million reported in the third quarter of fiscal 2006, and $5.0 million in the as-adjusted prior period, and, as a percentage of net sales, 8.9%, 9.6% and 9.9%, respectively. Excluding the non-cash amortization expenses related to the identifiable intangibles of approximately $1.2 million and the $1.2 million total stock compensation charge, the Company's operating margin was 11.8% in the third quarter of fiscal 2007, as compared to 11.3% in the as-adjusted prior period.
  The interest expense associated with the acquisition increased the Company's total interest expense by approximately $1.5 million for the quarter.
  Income before taxes for the third quarter of fiscal 2007 was $6.0 million as compared to $4.3 million reported in the third quarter of fiscal 2006, and $4.9 million in the as-adjusted prior period.

Business Outlook and Other Forward-Looking Information

Company Estimates for Fiscal Year 2007:

  Total consolidated net sales growth of 47% to 50% including a range of 17% to19% for Green Mountain Coffee without giving effect to Keurig sales as a result of the acquisition primarily due to anticipated strong double-digit sales in the office coffee channel and significant growth in the consumer direct and reseller channels. Fiscal 2007 will be 52 weeks as compared to 53 weeks in fiscal 2006.
  An operating margin in the range of 8.2% to 8.6% including consolidated non-cash charges of approximately $4.2 million for stock option compensation and $4.8 million for non-cash amortization expense related to the purchase price accounting allocation to certain intangibles.
  Interest expense of $6.4 to $6.6 million.
  A tax rate of 40.0% as compared to 41.4% in fiscal 2006.
  Fully diluted GAAP earnings per share in the range of $0.51 to $0.54 per share, including the non-cash stock compensation expenses and amortization expenses related to the identifiable intangibles, which are estimated to reduce EPS by approximately $0.22 per share ($0.10 per share for stock compensation expense and $0.12 per share for amortization expense). This compares to fully diluted fiscal 2006 GAAP EPS of $0.36, which includes $0.04 per share for stock compensation expense, $0.03 per share for amortization expense and $0.04 per share for the loss from the equity investment in Keurig. For comparison purposes, excluding the impact of these non-cash expenses, non-GAAP EPS is estimated to be in the range of $0.73 to $0.76 in fiscal 2007 as compared to non-GAAP EPS of $0.47 per share in fiscal 2006.

Company Estimates for the Fourth Quarter of Fiscal 2007 to end on September 29, 2007:

  Consolidated net sales in the range of $83 million to $90 million with Green Mountain Coffee's segment net sales for the fourth thirteen weeks of fiscal 2007 in the range of $62 million to $66 million.
  An operating margin in the range of 8.5% to 9.0% including a non-cash charge of approximately $1.3 million or $0.03 per share for stock option compensation and non-cash amortization expenses for identifiable intangibles of approximately $1.2 million or $0.03 per share.
  Fully diluted earnings per share in the range of $0.13 to $0.16 per share, including the non-cash stock compensation expenses and amortization expenses related to the identifiable intangibles, which are estimated to reduce EPS by approximately $0.06 per share.

Company Estimates Relating to Balance Sheet and Cash Flow:

  Capital expenditures for fiscal 2007 in the range of $23 to $26 million.
  Depreciation and amortization expenses in the range of $15.0 to $15.5 million including the $4.8 million for amortization of identifiable intangibles.

Company Outlook for Fiscal Year 2008:

  Net sales growth rate in the range of 25% to 35%.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP operating results that exclude certain charges or credits and information regarding non-cash related items such as stock-based compensation, amortization of identifiable intangibles related to the Keurig acquisition completed on June 15, 2006 and non-cash gains or losses from the Company's equity investment in Keurig prior to the acquisition. In addition, as a result of the Company's change in its fiscal quarters in fiscal 2007, the Company is providing quarter-to-quarter comparisons on an as-adjusted basis for comparative purposes. These amounts are not in accordance with, or an alternative to, GAAP. The Company's management believes that these measures provide investors with greater transparency by helping illustrate the underlying financial and business trends relating to the Company's results of operations and financial condition and comparability between current and prior periods. Management uses the measures to establish and monitor budgets and operational goals and to evaluate the performance of the Company. In this press release, the Company presents its results for the third quarter of fiscal 2007 and year-to-date results for the first thirty-nine weeks of fiscal 2007 and the comparable prior period on a GAAP and non-GAAP basis with line item reconciliation.

Green Mountain Coffee Roasters, Inc. will be discussing these financial results and future prospects with analysts and investors in a conference call available via the internet. The call will take place today, at 10:30 AM ET and will be available via live webcast on the Company's website at www.GreenMountainCoffee.com and other major portals. The Company archives the latest conference call on the Investor Services section of its website for a period of time. A replay of the conference call also will be available by telephone at 719-457-0820, confirmation code 3483146 from 1:30 PM ET on August 2nd through midnight on Monday, August 6, 2007.

Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) is recognized as a leader in the specialty coffee industry for its award-winning coffees and successful business practices. The Company sells more than 100 high quality selections, including Fair Trade Certified™ and organic coffees under the Green Mountain Coffee Roasters® and Newman's Own® Organics brands. While the majority of the Company's revenue is derived from its wholesale, direct mail, and e-commerce operations (www.GreenMountainCoffee.com), it also owns Keurig, Inc., a pioneer and leading manufacturer of gourmet single-cup brewing systems. Keurig offers its brewers, and K-Cups® from a variety of roasters, through wholesale, resellers and directly to consumers, while Green Mountain Coffee Roasters licenses, manufactures and sells its coffee as well as hot cocoa and tea K-Cups® for use in Keurig brewers. Green Mountain Coffee Roasters has been ranked No. 1 on the list of "100 Best Corporate Citizens," for the past two years, and has been recognized repeatedly by Forbes, FORTUNE Small Business, and the Society of Human Resource Management as an innovative, high-growth, socially responsible company.

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, fluctuations in availability and cost of high-quality green coffee, the unknown impact of any price increases on net sales, competition, business conditions in the coffee industry and food industry in general, the unknown impact of management changes, Keurig's ability to continue to grow and build profits in the office and at home markets, the impact of the loss of one or more major customers for Green Mountain Coffee or reduction in the volume of purchases by one or more major customers, delays in the timing of adding new locations with existing customers, Green Mountain Coffee's level of success in continuing to attract new customers, the Company's success in efficiently expanding operations and capacity to meet growth, variances from sales mix and growth rate, weather and special or unusual events, as well as other risks described more fully in the Company's filings with the SEC. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

GREEN MOUNTAIN COFFEE ROASTERS, INC.
Unaudited Consolidated Statements of Operations
(Dollars in thousands except per share data)
	Thirteen weeks ended 6/30/07	Twelve weeks ended 7/1/06	Thirty-nine weeks ended 6/30/07	Forty weeks ended 7/1/06

Net sales	$ 82,418	$ 47,802	$ 248,636	$ 158,448
Cost of sales	48,282	30,059	150,331	101,565
Gross profit	34,136	17,743	98,305	56,883

Selling and operating expenses	18,248	9,218	55,455	32,458
General and administrative expenses	8,534	3,942	22,616	10,732
Operating income	7,354	4,583	20,234	13,693

Other income (expense)	62	54	137	226
Interest expense	(1,451)	(322)	(4,875)	(445)
Income before income taxes	5,965	4,315	15,496	13,474

Income tax expense	(2,280)	(1,731)	(6,224)	(5,602)
Income before earnings related to investment in Keurig, Incorporated	3,685	2,584	9,272	7,872
Earnings related to investment in Keurig, Incorporated, net of tax	-	(629)	-	(963)
Net income	$ 3,685	$ 1,955	$ 9,272	$ 6,909
	=====	=====	======	======
Basic income per share:
Weighted average shares outstanding	23,288,609	22,552,011	23,141,929	22,479,483
Net income	$ 0.16	$ 0.09	$ 0.40	$ 0.31

Diluted income per share:
Weighted average shares outstanding	24,863,946	23,737,422	24,571,335	23,700,135
Net income	$ 0.15	$ 0.08	$ 0.38	$ 0.29
- More -

GREEN MOUNTAIN COFFEE ROASTERS, INC.
Unaudited Consolidated Balance Sheets
(Dollars in thousands)

	June 30, 2007	September 30, 2006

Assets
Current assets:
Cash and cash equivalents	$1,365	$1,066
Restricted cash and cash equivalents	162	208
Receivables, less allowances of $1,258 and $1,021 at June 30, 2007, and September 30, 2006, respectively	28,380	30,071
Inventories	27,491	31,796
Other current assets	2,675	2,816
Income tax receivable	-	618
Deferred income taxes, net	1,928	1,384
Total current assets	62,001	67,959

Fixed assets, net	57,109	48,811
Intangibles, net	35,411	39,019
Goodwill	73,840	75,305
Other long-term assets	3,246	2,912

Total assets	$231,607	$234,006
	=======	=======
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$ 59	$ 97
Accounts payable	23,429	23,124
Accrued compensation costs	7,157	6,736
Accrued expenses	7,977	7,978
Income tax payable	618	-
Other short-term liabilities	208	874
Total current liabilities	39,448	38,809

Long-term revolving line of credit	82,000	102,800
Long-term debt	30	71
Deferred income taxes	17,212	17,386

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.10 par value: Authorized - 1,000,000 shares; No shares issued or outstanding	-	-
Common stock, $0.10 par value: Authorized - 60,000,000 shares; Issued - 26,893,380 and 26,359,515 shares at June 30, 2007 and September 26, 2006, respectively	897	879
Additional paid-in capital	44,330	36,070
Retained earnings	55,410	46,138
Accumulated other comprehensive (loss)	(121)	(548)
ESOP unallocated shares, at cost - 29,310 shares	(263)	(263)
Treasury shares, at cost - 3,472,662 shares	(7,336)	(7,336)
Total stockholders' equity	92,917	74,940

Total liabilities and stockholders' equity	$231,607	$234,006
	=======	=======
GREEN MOUNTAIN COFFEE ROASTERS, INC.
Unaudited Consolidated Statements of Operations and Reconciliation of Reported Third Quarter 2006 to Adjusted Third Quarter 2006 Period
(in thousands except per share amounts)
		Third Quarter 2006 Reconciliation

	Third Quarter	Third Quarter	Plus:	Third Quarter
	2007, As	2006, As	Adjustment	2006, As
	Reported	Reported	for extra	Adjusted
	(13 weeks)	(12 weeks)	1 week	(13 weeks)

Net Sales	$ 82,418	$ 47,802	$2,886	$ 50,688
Cost of Sales	48,282	30,059	2,325	32,384
Gross Profit	34,136	17,743	561	18,304
Selling and operating expenses	18,248	9,218	364	9,582
General and administrative expenses	8,534	3,942	(227)	3,715
Operating Income	7,354	4,583	424	5,007
Other income	62	54	(37)	17
Interest expense	(1,451)	(322)	195	(127)
Income before income taxes	5,965	4,315	582	4,897
Income tax expense	(2,280)	(1,731)	(248)	(1,979)
Income before earnings related to investment in Keurig, Inc., net of tax	3,685	2,584	334	2,918
Earnings (loss) related to investment in Keurig, Inc., net of tax	-	(629)	-	(629)
Net Income	$ 3,685	$ 1,955	$ 334	$ 2,289
Net Income per share - basic	$ 0.16	$ 0.09	$ 0.01	$ 0.10
Net income per share - diluted	$ 0.15	$ 0.08	$ 0.01	$ 0.10
GREEN MOUNTAIN COFFEE ROASTERS, INC.
Unaudited Consolidated Statements of Operations and Reconciliation of Reported Third Quarter Year to Date 2006 to Adjusted Third Quarter Year to Date 2006 Period
(in thousands except per share amounts)
		Third Quarter YTD 2006 Reconciliation

	Third Quarter	Third Quarter	Less:	Third Quarter
	YTD 2007, As	YTD 2006, As	Adjustment	YTD 2006, As
	Reported	Reported	for extra	Adjusted
	(39 weeks)	(40 weeks)	Week	(39 weeks)

Net Sales	$ 248,636	$ 158,448	$ (4,924)	$ 153,524
Cost of Sales	150,331	101,565	(2,884)	98,681
Gross Profit	98,305	56,883	(2,040)	54,843
Selling and operating expenses	55,455	32,458	(922)	31,536
General and administrative expenses	22,616	10,732	(697)	10,035
Operating Income	20,234	13,693	(421)	13,272
Other income	137	226	(54)	172
Interest expense	(4,875)	(445)	218	(227)
Income before income taxes	15,496	13,474	(257)	13,217
Income tax expense	(6,224)	(5,602)	108	(5,494)
Income before earnings related to investment in Keurig, Inc., net of tax	9,272	7,872	(149)	7,723
Earnings (loss) related to investment in Keurig, Inc., net of tax	-	(963)	-	(963)
Net Income	$ 9,272	$ 6,909	$ (149)	$ 6,760
Net Income per share - basic	$ 0.40	$ 0.31	$ (0.01)	$ 0.30
Net income per share - diluted	$ 0.38	$ 0.29	$ (0.01)	$ 0.29

GREEN MOUNTAIN COFFEE ROASTERS, INC.
Consolidated Statements of Operations- Non-GAAP basis
(in thousands except per share amounts)

	Thirteen weeks ended June 30, 2007
	GAAP	Stock- Based Compensation	Amortization of Identifiable Intangibles	Earnings related to investment in Keurig, Inc.	Non-GAAP

Net Sales	$82,418	$-	$-	$-	$82,418
Cost of Sales	48,282	(121)	-	-	48,161
Gross Profit	34,136	121	-	-	34,257
Selling and operating expenses	18,248	(375)	-	-	17,873
General and administrative expenses	8,534	(693)	(1,203)	-	6,638
Operating Income	7,354	1,189	1,203	-	9,746
Other income	62	-	-	-	62
Interest expense	(1,451)	-	-	-	(1,451)
Income before income taxes	5,965	1,189	1,203	-	8,357
Income tax expense	(2,280)	(454)	(460)	-	(3,194)
Income before earnings related to investment in Keurig, Inc., net of tax	3,685	735	743	-	5,163
Earnings related to investment in Keurig, Incorporated, net of tax benefit	-	-	-	-	-
Net Income	$3,685	$735	$743	$-	$5,163

Basic income per share:
Weighted average shares outstanding	23,288,609	23,288,609	23,288,609	23,288,609	23,288,609
Net Income	$0.16	$0.03	$0.03	$-	$0.22

Diluted income per share:
Weighted average shares outstanding	24,863,946	24,863,946	24,863,946	24,863,946	24,863,946
Net income	$0.15	$0.03	$0.03	$-	$0.21

	Thirty-nine weeks ended June 30, 2007
	GAAP	Stock- Based Compensation	Amortization of Identifiable Intangibles	Earnings related to investment in Keurig, Inc.	Non-GAAP

Net Sales	$248,636	$-	$-	$-	$248,636
Cost of Sales	150,331	(319)	-	-	150,012
Gross Profit	98,305	319	-	-	98,624
Selling and operating expenses	55,455	(971)	-	-	54,484
General and administrative expenses	22,616	(1,647)	(3,609)	-	17,360
Operating Income	20,234	2,937	3,609	-	26,780
Other income	137	-	-	-	137
Interest expense	(4,875)	-	-	-	(4,875)
Income before income taxes	15,496	2,937	3,609	-	22,042
Income tax expense	(6,224)	(1,181)	(1,451)	-	(8,856)
Income before earnings related to investment in Keurig, Inc., net of tax	9,272	1,756	2,158	-	13,186
Earnings related to investment in Keurig, Incorporated, net of tax benefit	-	-	-	-	-
Net Income	$9,272	$1,756	$2,158	$-	$13,186

Basic income per share:
Weighted average shares outstanding	23,141,929	23,141,929	23,141,929	23,141,929	23,141,929
Net Income	$0.40	$0.08	$0.09	$-	$0.57

Diluted income per share:
Weighted average shares outstanding	24,571,335	24,571,335	24,571,335	24,571,335	24,571,335
Net income	$0.38	$0.07	$0.09	$-	$0.54

The following tables show a reconciliation of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS for the as-adjusted prior period and the as-adjusted YTD prior period:

	As-Adjusted Thirteen weeks ended June 24, 2006
	GAAP	Stock- Based Compensation	Amortization of Identifiable Intangibles	Earnings related to investment in Keurig, Inc.	Non-GAAP

Net Sales	$50,688	$-	$-	$-	$50,688
Cost of Sales	32,384	(115)	-	-	32,269
Gross Profit	18,304	115	-	-	18,419
Selling and operating expenses	9,582	(192)	-	-	9,390
General and administrative expenses	3,715	(294)	(100)	-	3,321
Operating Income	5,007	601	100	-	5,708
Other income	17	-	-	-	17
Interest expense	(127)	-	-	-	(127)
Income before income taxes	4,897	601	100	-	5,598
Income tax expense	(1,979)	(249)	(40)	-	(2,268)
Income before earnings related to investment in Keurig, Inc., net of tax	2,918	352	60	-	3,330
Earnings related to investment in Keurig, Incorporated, net of tax benefit	(629)	-	-	629	-
Net Income	$2,289	$352	$60	$629	$3,330

Basic income per share:
Weighted average shares outstanding	22,552,011	22,552,011	22,552,011	22,552,011	22,552,011
Net Income	$0.10	$0.02	$0.00	$0.03	$0.15

Diluted income per share:
Weighted average shares outstanding	23,737,422	23,737,422	23,737,422	23,737,422	23,737,422
Net income	$0.10	$0.01	$0.00	$0.03	$0.14

	As-Adjusted Thirty-nine weeks ended June 24, 2006
	GAAP	Stock- Based Compensation	Amortization of Identifiable Intangibles	Earnings related to investment in Keurig, Inc.	Non-GAAP

Net Sales	$153,524	$-	$-	$-	$153,524
Cost of Sales	98,681	(219)	-	-	98,462
Gross Profit	54,843	219	-	-	55,062
Selling and operating expenses	31,536	(406)	-	-	31,130
General and administrative expenses	10,035	(706)	(100)	-	9,229
Operating Income	13,272	1,331	100	-	14,703
Other income	172	-	-	-	172
Interest expense	(227)	-	-	-	(227)
Income before income taxes	13,217	1,331	100	-	14,648
Income tax expense	(5,494)	(559)	(40)	-	(6,093)
Income before earnings related to investment in Keurig, Inc., net of tax	7,723	772	60	-	8,555
Earnings related to investment in Keurig, Incorporated, net of tax benefit	(963)	-	-	963	-
Net Income	$6,760	$772	$ 60	$963	$8,555

Basic income per share:
Weighted average shares outstanding	22,479,483	22,479,483	22,479,483	22,479,483	22,479,483
Net Income	$0.30	$0.03	$0.00	$0.04	$0.38

Diluted income per share:
Weighted average shares outstanding	23,700,135	23,700,135	23,700,135	23,700,135	23,700,135
Net income	$0.29	$0.03	$0.00	$0.04	$0.36

GREEN MOUNTAIN COFFEE ROASTERS, INC.
Total Coffee Pounds Shipped by Stand-Alone Green Mountain Coffee
(Unaudited Pounds in Thousands)

CHANNEL	Q3 13 wks. ended 6/30/07	Q3 13 wks. ended 6/24/06	Q3 Y/Y lb. Change	Q3 % Y/Y lb. Change	Q3YTD 39 wks. ended 6/30/07	Q3YTD 39 wks. ended 6/24/06	Q3YTD Y/Y lb. Change	Q3YTD % Y/Y lb. Change
Supermarkets	1,523	1,440	83	5.8%	4,748	4,775	(27)	-0.6%
Resellers	212	86	126	146.5%	675	273	402	147.3%
Convenience Stores	1,407	1,363	44	3.2%	4,154	4,133	21	0.5%
Office Coffee Srvs	1,732	1,469	263	17.9%	5,285	4,388	897	20.4%
Food Service	1,467	1,280	187	14.6%	4,080	3,517	563	16.0%
Consumer Direct	309	217	92	42.4%	911	662	249	37.6%
Totals	6,650	5,855	795	13.6%	19,853	17,748	2,105	11.9%

Note: Certain prior year customer channel classifications were reclassified to conform to current year classifications.
Note:  The Resellers channel includes shipments of Green Mountain Coffee manufactured products to Keurig Inc. and other resellers for sales to either the retail channel such as department stores or sales via internet websites

REGION	Q3 13 wks. ended 6/30/07	Q3 13 wks. ended 6/24/06	Q3 Y/Y lb. Change	Q3 % Y/Y lb. Change	Q3YTD 39 wks. ended 6/30/07	Q3YTD 39 wks. ended 6/24/06	Q3YTD Y/Y lb. Change	Q3YTD % Y/Y lb. Change
New England	3,132	2,681	451	16.8%	9,222	8,018	1,204	15.0%
Mid Atlantic	1,756	1,632	124	7.6%	5,350	4,915	435	8.9%
South	1,029	915	114	12.5%	3,126	2,727	399	14.7%
Midwest	317	280	37	13.2%	966	932	34	3.6%
West	350	278	72	25.9%	996	947	49	5.2%
International	66	69	(3)	-4.3%	192	208	(16)	-7.7%
Totals	6,650	5,855	795	13.6%	19,852	17,747	2,105	11.9%

Data Related to Keurig, Inc., a wholly-owned subsidiary (1), and Green Mountain Coffee Roasters
(Unaudited data and in thousands)

	Q3 13 wks ended 6/30/07	Q3 13 wks ended 6/24/06	Q3 Y/Y Increase	Q3 % Y/Y Increase	FY07 39 wks ended 6/30/07	FY06 39 wks ended 6/24/06	FY07 Y/Y Increase	FY07 % Y/Y Increase
At Home Brewers (Consumer)	83	26	57	219%	263	136	127	93%
Away from Home Brewers (Commercial)	12	6	6	100%	37	19	18	95%
Total Keurig brewers shipped (2)	95	32	63	197%	300	155	145	94%
Total K-Cups shipped (system-wide)(3)	157,753	112,278	45,475	41%	469,565	325,077	144,488	44%
Total K-Cups shipped by GMCR (4)	89,712	63,143	26,569	42%	263,721	187,370	76,351	41%
  The Company acquired Keurig, Inc. on June 15, 2006.
  Total Keurig brewers shipped means brewers shipped by Keurig to customers in the US/Canada. Cumulative brewers shipped life to date to customers in the US/Canada as of 6/30/07 is 773 thousand units with 161 thousand for Away from Home brewers and 612 thousand for At Home brewers.
  Total K-Cups shipped (system-wide) means K-Cup shipments by all Keurig licensed roasters to customers in the US/Canada. These shipments form the basis upon which royalties are calculated by licensees for payments to Keurig. Cumulative K-Cups shipped life to date was 1,888 million as of 6/30/07.
  Total K-Cups shipped by GMCR are under the brands Green Mountain Coffee, Newman's Own Organics coffee and Celestial Seasonings tea.

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